Exhibit 16

January 4, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Nielsen Media Research, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of 8-K, as part of the Company's Form 8-K report dated January 4, 2000. We agree with the statements concerning our Firm in such 8-K.


Very truly yours,


By: /s/ PRICEWATERHOUSECOOPERS LLP
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        PricewaterhouseCoopers LLP